EX.99.906CERT

Exhibit B

Certification Pursuant to Section 906 of the Sarbanes-Oxley Act

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, each of the undersigned officers of the Builders Fixed Income Fund, Inc., does hereby certify, to such officer’s knowledge, that the report on Form N-CSR of the Builders Fixed Income Fund, Inc. for the period ended December 31, 2005 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as applicable, and that the information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of the Builders Fixed Income Fund, Inc. for the stated period.

/s/ John W. Stewart John W. Stewart President and Treasurer, Builders Fixed Income Fund, Inc.
Dated: March 8, 2006

This statement accompanies this report on Form N-CSR pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and shall not be deemed as filed by Builders Fixed Income Fund, Inc. for purposes of the Securities Exchange Act of 1934.